EXHIBIT 10.23
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

US$	April ___, 2006
NGTV
10% SENIOR SECURED PROMISSORY NOTE
Due April ___, 2007
     FOR VALUE RECEIVED, the adequacy of which is hereby acknowledged, NGTV, a company organized under the laws of the State of California (the “Company”), hereby promises unconditionally to pay to                    , a                     organized under the laws of the state of Delaware, and having an office at                      (including any successor or permitted transferee hereunder, the “Holder”) in lawful money of the United States of America (“Dollars” or “US$”) and in immediately available funds, the principal sum of                     (US$                    ) on the Maturity Date, as hereinafter defined, and to pay interest on such principal amount of this Senior Secured Promissory Note (the “Note”). Capitalized terms used but not otherwise defined herein have the respective meanings given to such terms in Section 11 hereof.
     1. Principal. Unless earlier repaid in full, the entire unpaid principal amount of this Note shall be paid on the Maturity Date. Promptly following the payment in full of this Note, the Holder shall surrender this Note to the Company for cancellation.
     2. Prepayment. The Company shall have the right prior to the Maturity Date to repay all of the principal amount of this Note and accrued but unpaid interest thereon and all other sums due hereunder without premium or penalty.
     3. Allocation. Except as otherwise provided herein, all payments made hereunder (whether in prepayment or otherwise) shall be applied first against any sums incurred by the Holder for the payment of any expenses in enforcing the terms of this Note, then against any interest then due hereunder and finally against principal.
     4. Interest. Interest on the Note shall accrue at a rate of ten percent (10%) per annum from the date of this Note. Interest shall be payable monthly on the first day of each month commencing on the first day of the month following the month in which this Note is effective. Interest shall be computed on the basis of a 360-day year applied to actual days elapsed. Unless this Note is accelerated in accordance with the provisions hereof, all accrued and unpaid interest on this Note shall be due and payable on the Maturity Date. Notwithstanding the foregoing, from and after the occurrence of an Event of Default (as defined below), interest on the Note shall accrue at a rate of eighteen percent (18%) per annum, except with respect to an Event of Default pursuant to Section 9(d) herein. Once any such Event of Default is cured by the Company, interest on the Note shall revert back to ten percent (10%) per annum. The rate of interest payable under the Note from time to time shall in no event exceed the maximum rate, if any, permissible under applicable law.
     5. Payments. All payments to be made by the Company in respect of this Note shall be made in U.S. Dollars by wire transfer to an account designated by the Holder by written notice to the Company. If the due date of any payment in respect of this Note would otherwise fall on a day that is not a Business Day, such due date shall be extended to the next succeeding Business Day. All amounts payable under this Note shall be paid free and clear of, and without reduction by reason of, any deduction, setoff, or counterclaim.
     6. Issuance of Warrant. Contemporaneously with the execution and delivery of this Note, the Company shall issue to the Holder a warrant to purchase Company common stock in the form attached hereto (the “Warrant”).
     7. Representations and Warranties and Covenants of the Company.
          (a) Representations and Warranties of the Company. As a material inducement of the Holder to purchase this Note, the Company hereby represents and to the Holder as follows:
          (i) Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has full power to carry on its respective business as and where such business is now being conducted and to own, lease and operate the properties and assets now owned or operated by it and is duly qualified to do business and is in good standing in each jurisdiction where the conduct of its business or the ownership of its properties requires such qualification.
          (ii) Authority. The execution, delivery and performance of this Note by the Company, the issuance of the Warrant and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company.
          (iii) No Conflict. The execution, delivery and performance of this Note and the issuance of the Warrant and the consummation of the transactions contemplated hereby do not (A) violate or conflict with the Company’s Articles of Incorporation or By-laws, (B) conflict with or result (with the lapse of time or giving of notice or both) in a material breach or default under any material agreement or instrument to which the Company is a party or by which the Company is otherwise bound, (C) violate any order, judgment, law, statute, rule or regulation applicable to the Company, except where such violation, conflict or breach would not have a material adverse effect on the Company or (D) trigger any change of control clause in any employment agreement, common stock equivalent or other agreement. This Note when executed by the Company will be a legal, valid and binding obligation of the Company enforceable in accordance with its terms

(except as may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws and equitable principles relating to or limiting creditors’ rights generally).
          (iv) Litigation and Other Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company at law or in equity before or by any court or Federal, state, municipal or their governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which could materially adversely affect the Company. The Company is not subject to any continuing order, writ, injunction or decree of any court or agency against it which would have a material adverse effect on the Company.
          (v) SEC Documents. The Company has made available to the Holder each report, registration statement, and other filing (including exhibits, supplements and schedules thereto) filed with the Securities and Exchange Commission by the Company since December 31, 2005 (collectively, the “Company SEC Documents”). As of their respective filing dates, to the best of the Company’s knowledge solely with respect to information provided to the Company by the selling securityholders listed in the Company SEC Documents, the Company SEC Documents complied in all material respects with the requirements of the Securities Act, and, to the best of the Company’s knowledge solely with respect to information provided to the Company by the selling securityholders listed in the Company SEC Documents, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Company SEC Document. Since the most recent filing of a Company SEC Document, there has been no circumstance, change in or effect on the Company that, individually or in the aggregate with any other circumstance, changes in or effects on the Company, is, or would reasonably be expected to be materially adverse to the assets, business, operation, condition (financial or otherwise) or results of operations of the Company.
          (vi) Other Debt. The Company has no other secured debt and no debt senior to the debt represented by this Note.
          (b) Affirmative Covenants of the Company. Until all principal and interest and any other amounts due and payable under this Note have been paid in full, the Company shall:
          (i) provide prompt written notice to the Holder of: (i) the occurrence of any Event of Default, or any event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, hereunder, (ii) any loss or damage to any Collateral (as hereinafter defined) in excess of $50,000, and (iii) any issuance of additional debt (subject to the limitations contained herein) which may be pari passu with the indebtedness evidenced by this Note;
          (ii) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and the ownership of the Collateral; and
          (iii) maintain, with financially sound and reputable insurance companies, customary insurance for its insurable properties, including without limitation, the Collateral, all to such extent and against such risks, including fire, casualty, fidelity, business interruption and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations.
          (c) Negative Covenants of the Company. Until all principal and interest and any other amounts due and payable under this Note have been paid in full in cash, the Company shall not:
          (i) create, incur, assume or permit to exist any indebtedness or guarantee, directly or indirectly, except:

               (A) indebtedness with respect to equipment leases or trade accounts of the Company arising in the ordinary course of business;
               (B) indebtedness incurred in the ordinary course arising out of any lease agreement for the premises of the Company;
               (C) indebtedness incurred in the ordinary course of the Company for professional fees and expenses and for employee-related obligations or commitments, including, but not limited to, obligations for the payment of salaries, accrued vacation days, severance, prior notice periods, managers’ insurance, pension funds and other approved employee benefits;
               (D) indebtedness for taxes (including municipality rates), assessments, levies to statutory bodies and government agencies, or similar charges, in all cases provided that such obligations were incurred in the ordinary course of business that are not yet due and payable;
               (E) indebtedness, not greater than $10,273,095 in the aggregate, plus applicable interest, under (A) those certain promissory notes made by the Company and payable to the holders thereof dated October 28, 2005 (collectively, the “First Bridge Notes”) in the principal amount of $1,200,000 and (B) those certain convertible promissory notes made by the Company and payable to the holders thereof dated on various dates between October 12, 2005 through January 17, 2006 (collectively, the “Second Bridge Notes”) in the principal amount of 9,073,095;
               (F) up to $3,500,000 of additional indebtedness which may be pari passu with the indebtedness created under this Note;
               (G) indebtedness under this Note; and
               (H) indebtedness subordinate to this Note, except as otherwise contemplated herein.
          (ii) create, incur, assume or suffer to exist any mortgage, pledge, security interest, assignment, lien (statutory or other), claim, encumbrance, license or sublicense or security interest (collectively, a “Lien”) in or upon any of its assets, except:

               (A) Liens for taxes, assessments or similar charges incurred in the ordinary course of business that are not yet due and payable,
               (B) Liens created pursuant to this Note, and
               (C) Liens created pursuant to the sale of up to an additional $3,500,000 of indebtedness which may be pari passu with the indebtedness created under this Note.
          (iii) declare any cash dividends on any shares of any class of its capital stock, or apply any of its property or assets to the purchase, redemption or other retirement of, or set apart any sum for the payment of any cash dividends on, or for the purchase, redemption or other retirement of, or make any other distribution by reduction of capital or otherwise in respect of, any shares of any class of its capital stock;
          (iv) sell, transfer, lease or otherwise dispose (including pursuant to a merger) of any asset with a value greater than $50,000, except sales, transfers, leases and other dispositions of inventory, used, obsolete or surplus equipment or other property and investments in each case in the ordinary course of business; or
          (v) make any individual capital expenditure (other than with respect to normal maintenance and replacement programs in the ordinary course of business) exceeding $150,000 while the obligations under this Note are outstanding.
     8. Transferability. This Note may be transferred by the Holder to any person or entity provided that such transfer complies with all applicable securities laws. Such transfer may be made without any restriction other than compliance with all applicable securities laws.
     9. Events of Default. The term “Event of Default” as used herein means any one of the following events (whatever the reasons of such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
          (a) Payments. Any failure by the Company to pay in full the principal or any installment of interest due under the Note on the date the same becomes due and payable;
          (b) Breach of Representation and Warranty or Covenant under this Note. Any material breach of any of the Company’s representations and warranties hereunder, or any failure by the Company to observe any covenant or agreement on its part contained in this Note for, to the extent curable, a period of more than ten (10) Business Days after notice thereof in writing from the Holder (other than a failure to make payments hereunder, which shall not be subject to any grace period);
          (c) Breach of Representation and Warranty or Covenant under the Warrant or other transaction document. The material breach of any provision of, or the failure of performance of any of the terms, conditions or covenants under, the Warrant, or any other document executed and/or delivered in connection with this Note or the Warrant or otherwise furnished to Payee in connection with the debt evidenced by this Note;
          (d) Default under First Bridge Notes or Second Bridge Notes. Any occurrence of an “Event of Default” (as such term is defined in the First Bridge Notes or the Second Bridge Notes) under any of the First Bridge Notes or the Second Bridge Notes, unless subsequently “cured” by the Company; or
          (e) Insolvency. (i) The failure by the Company generally to pay its debts as they become due (other than unsecured trade accounts payable paid in the ordinary course of business);
          (i) The entry of a decree or order by a court having jurisdiction in the premises adjudging the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Company under applicable bankruptcy law, or appointing a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or affecting a substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or
          (ii) The institution by the Company of proceedings to be adjudged as bankrupt or insolvent, or the consent by the Company to the institution of bankruptcy or insolvency proceedings against it, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under applicable bankruptcy law, or the consent by the Company to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or affecting a substantial part of the property of the Company, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company of inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of such action.
     10. Acceleration of Note. If an Event of Default occurs and is continuing, then and in every such case the Holder may declare the Aggregate Note Amount to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such Aggregate Note Amount shall become immediately due and payable. Notwithstanding the foregoing, if an Event of Default referenced in paragraphs (e)(ii) or (e)(iii) of Section 9 occurs, the Aggregate Note Amount shall automatically become due and payable immediately without any declaration or other action on the part of the Holder, all of which are hereby expressly waived by the Company. Notwithstanding the foregoing, if an Event of Default referenced in paragraph (d) of Section 9 occurs, the Aggregate Note Amount shall not become due and payable until any holder of the First Bridge Note or Second Bridge Note, as the case may be, commences a legal action in a court of competent jurisdiction with respect to payment of the First Bridge Note or Second Bridge Note, as the case may be. At any time after the Aggregate Note Amount shall become immediately due and payable as a result of an acceleration thereof, and before a decree or judgment for payment of the money due has been obtained, the Holder may, by written notice to the Company, rescind and annul such acceleration and its consequences. Further, the

Company agrees to pay all fees, costs and expenses, including reasonable attorneys’ fees and legal expenses, incurred by the Holder in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.
     11. Definitions. The following terms shall have the meanings set forth below:
     “Aggregate Note Amount” means, at any time, the aggregate unpaid principal amount outstanding under this Note at such time, together with all accrued but unpaid interest then outstanding.
     “Business Day” means a day other than Saturday, Sunday, or any day on which the banks located in the State of New York are authorized or obligated to close.
     “Maturity Date” means the earlier to occur of: (i) the completion of the Company’s initial public offering; or (ii) April ___, 2007, if this Note has not been earlier repaid or satisfied in full.
     “Person” means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity.
     12. Delay or Omission Not A Waiver. No delay or omission of the Holder in exercising any right, power or privilege hereunder shall impair such right, power or privilege or be a waiver of any default or an acquiescence therein; and no single or partial exercise of any such right or power shall preclude other or further exercise thereof, or the exercise of any other right; and no waiver shall be valid unless in writing signed by Holder, and then only to the extent specifically set forth in such writing. All rights and remedies hereunder or by law afforded shall be cumulative and shall be available to Holder until the principal amount of and all interest on this Note have been paid in full.
     13. Binding Effect. All terms and conditions of this Note and all covenants of the Company in this Note shall be binding upon the Company and its successors and permitted assigns. This Note shall inure to the benefit of the Holder and its successors and assigns, and any subsequent holder of this Note.
     14. Delegation. The Company may not delegate any of its obligations hereunder without the prior written consent of the Holder.
     15. Waiver of Demand. The Company waives demand, presentment for payment, notice of dishonor, protest, notice of protest, and notice of non-payment of this Note.
          (a) Notices. Any notice, demand, offer, request or other communication required or permitted to be given pursuant to the terms of this Note shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service, or (v) four days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed to the recipient at the address set forth below unless another address is provided to the other party in writing:

if to Company, to:
NGTV
9944 Santa Monica Blvd.
Beverly Hills, CA 90212
Attn: Jay Vir,
Co-President
Fax: (310) 556-9024
with a copy to:
Richardson & Patel LLP
10900 Wilshire Boulevard
Suite 500
Los Angeles, CA 90024
Attn: Addison Adams
Fax: (310) 208-1154
if to Lender, to:
with a copy to:
     16. Amendments, Waivers or Termination. Neither this Note nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.
     17. Defenses. The obligations of the Company under this Note shall not be subject to reduction, limitation, impairment, termination, defense, set-off, counterclaim or recoupment for any reason.
     18. Attorneys’ and Collection Fees. Should the indebtedness evidenced by this Note or any part hereof be collected at law or in equity or in bankruptcy, receivership or other court proceedings, the Company agrees to pay, in addition to the principal and interest due and payable hereon, all costs of collection, including reasonable attorneys’ fees and expenses, incurred by the Holder or its agent in collecting or enforcing this Note.
     19. Governing Law. The validity of this Note, the construction of its terms, and the rights of the Company and Holder shall be determined in accordance with the laws of the State of New York, excluding any principles of conflicts of laws that would refer the choice of law to another jurisdiction.

     20. Consent to Jurisdiction. Each party hereto hereby irrevocably and unconditionally submits to the jurisdiction of any federal or state court sitting in the County of New York in the State of New York and irrevocably agrees that all actions or proceedings arising out of or relating to this Note shall be litigated exclusively in such court. Each party hereto agrees not to commence any legal proceeding related hereto or thereto except in such courts. Each party hereto irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding in any such court and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each party hereto consents to process being served in any such action or proceeding by mailing a copy thereof by registered or certified mail.
     21. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY OF THE OTHER PARTIES WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 21.
     22. Rank. The Company expressly acknowledges that the indebtedness evidenced by this Note shall rank senior in right of payments to the capital stock and all current and future indebtedness of the Company, including without limitation, all indebtedness of the Company due and payable under the First Bridge Notes and the Second Bridge Notes, but other than with respect to up to an additional $3.5 million of indebtedness incurred by the Company which may be pari passu with, but not senior to, the indebtedness evidenced by this Note.
     23. Security.
          (a) Creation of Security Interest. This Note is a senior secured obligation of the Company. In order to secure the payment of the principal and interest and all other obligations of the Company hereunder now or hereafter owed by the Company to the Holder (the “Secured Obligations”), the Company hereby grants to the Holder (or its designee) (the “Secured Party”) a security interest in the video library of the Company, including without limitation the personal property described below (the “Collateral”):
          (i) all right, title and interest in, to and under the video library of the Company, including, without limitation, all acquired video footage, new and original programming, and music videos, in all of its forms, wherever located, now or hereafter existing, all parts thereof and all accessions thereto;
          (ii) all intellectual property of any kind or nature whatsoever arising relating to, arising under or used in connection with the video library of the Company,

including without limitation patents, patent applications, copyrights, copyright applications, trademarks and service marks and applications therefor, mask works, net lists and trade secrets;
          (iii) all other general intangibles, whether now existing or hereafter arising and wherever arising relating to, arising under or used in connection with the video library of the Company, including, but not limited to, all letters of authorization, permits, licenses, consents, contract rights, franchises, documents, certificates, records, customer and supplier contracts, and other rights, privileges and goodwill obtained or used in connection with video library of the Company;
          (iv) all records and documents relating to any and all of the foregoing, including, without limitation, records of account, whether in the form of writing, microfilm, microfiche, tape, or electronic media; and
          (v) all substitutes and replacements for, accessions, attachments, and other additions to tools, parts, and equipment used in connection with, and all proceeds, products, and increases of, any and all of the foregoing Collateral, in whatever form, whether cash or noncash; interest, premium, and principal payments, redemption proceeds and subscription rights; and, to the extent not otherwise included, all (A) payments under insurance, or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, (B) cash and (C) security for the payment of any of the Collateral, and all goods which gave or will give rise to any of the Collateral or are evidenced, identified, or represented therein or thereby.
          (b) Sale or Removal of Collateral Prohibited. Except with respect to up to an additional $3.5 million of indebtedness that may be incurred by the Company and may be pari passu with the indebtedness under this Note, and except for the sale of inventory in the ordinary course of the Company’s business, the Company shall not sell, lease, encumber, pledge, mortgage, assign, grant a security interest in, or otherwise transfer the Collateral without the written consent of the Holder.
          (c) Uniform Commercial Code Security Agreement. This Section is intended to be a security agreement pursuant to the Uniform Commercial Code, as adopted in the State of New York and as amended from time to time, for any of the items specified above as part of the Collateral which, under applicable law, may be subject to a security interest pursuant to the Uniform Commercial Code, and the Company hereby grants the Holder a security interest in said items. The Company agrees that the Holder may file any appropriate document in the appropriate index as a financing statement for any of the items specified above as part of the Collateral. In addition, the Company agrees to execute and deliver to the Holder, upon the Holder’s request, any financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Agreement in such form as the Holder may reasonably require to perfect a security interest with respect to said items. The Company shall pay all costs of filing such financing statements and any extensions, renewals, amendments, and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements the Holder may reasonably require. Without the prior written consent of the Holder, the Company shall not create or suffer to be created pursuant to the Uniform Commercial Code any other security interest in the Collateral, other than the Security Interests of Secured Party, including replacements and additions thereto. Upon the occurrence of an Event of Default, each Secured Party shall have the remedies of a Holder under the Uniform Commercial Code and, at Secured Party’s option, may also invoke the other remedies provided in this Note as to such items; provided, however, that upon an Event of Default referenced in paragraph (d) of Section 9, each Secured Party shall not exercise its rights as set forth below in paragraph (d) of this Section 23, unless or until any holder of the First Bridge Note or Second Bridge Note, as the case may be, commences a legal action in a court of competent jurisdiction with respect to payment of the First Bridge Note or Second Bridge Note, as the case may be.
          (d) Rights of Secured Party. (i) Upon an Event of Default, Secured Party may require the Company to assemble the Collateral and make it available to Secured Party at the place to be designated by Secured Party which is reasonably convenient to the parties. Secured Party may sell all or any part of the Collateral as a whole or in parcels either by public auction, private sale, or other method of disposition. Secured Party may bid at any public sale on all or any portion of the Collateral. Unless the Collateral is perishable or threatens to decline speedily in value or is of the type customarily sold on a recognized market, Secured Party shall give the Company reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Collateral is to be made, and notice given at least 10 days before the time of the sale or other disposition shall be conclusively presumed to be reasonable.
          (i) Notwithstanding any provision of this Agreement, Secured Party shall be under no obligation to offer to sell the Collateral. In the event Secured Party offers to sell the Collateral, Secured Party will be under no obligation to consummate a sale of the Collateral if, in their reasonable business judgment, none of the offers received by them reasonably approximates the fair value of the Collateral.
          (ii) In the event Secured Party elects not to sell the Collateral, Secured Party may elect to follow the procedures set forth in the Uniform Commercial Code for retaining the Collateral in satisfaction of the Company’s obligation, subject to the Company’s rights under such procedures.
          (iii) In addition to the rights under this Agreement, in the Event of Default by the Company, Secured Party shall be entitled to the appointment of a receiver for the Collateral as a matter of right whether or not the apparent value of the Collateral exceeds the outstanding principal amount of the Notes and any receiver appointed may serve without bond. Employment by Secured Party shall not disqualify a person from serving as receiver.
          (iv) Upon any such sale of the Collateral by Secured Party, the proceeds therefrom shall be allocated in the following order: (i) to pay any and all reasonable expenses incurred by Secured Party in selling such collateral, (ii) to pay all accrued but unpaid interest on the Note, (iii) to repay outstanding principal on the Note, and (iv) the remainder shall be paid to the Company.
[SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, the Company has caused this Note to be signed by its duly authorized officer and this Note to be dated April ___, 2006.

COMPANY: NGTV
By:
	Name:	Jay Vir
	Title:	Co-President